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                                                                    Exhibit 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the inclusion in the Pre-Effective Amendment No. 1 to this registration statement on Form S-4 of our report, which includes an explanatory paragraph regarding the adoption of the provisions of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities", effective October 1, 1994, and the adoption of the provisions of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 109 "Accounting for Income Taxes", effective October 1, 1993, dated October 28, 1996 on our audit of the financial statements of MidConn Bank. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut

April 21, 1997

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